UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007 (April 23, 2007)
PYR Energy Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-15511	95-4580642

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2450, Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 825-3748
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement
On April 23, 2007, PYR Energy Corporation (“PYR Energy” or the “Company”), Samson Investment Company (“Samson”) and Samson Acquisition Corp., a wholly owned subsidiary of Samson (“Acquisition Corp.”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Acquisition Corp. will merge with and into the Company (the “Merger”).
Under the terms of the Merger Agreement, Samson will revise its outstanding tender offer for all shares of PYR Energy common stock (the “Offer”) to a purchase price of $1.30 per share. The expiration date of the Offer will be midnight, New York City time, on Thursday, May 24, 2007, although the Offer shall be extended if less than two thirds of the total number of shares of PYR Energy common stock outstanding on a fully diluted basis have been validly tendered and not withdrawn at the expiration date. Following the conclusion of the Offer, the Merger will be consummated. Upon consummation of the Merger (the “Effective Time”), the remaining holders of issued and outstanding shares of common stock of PYR Energy (other than stockholders who exercise appraisal rights, if available, under Maryland law), will receive $1.30 in cash for each share of PYR Energy common stock.
In addition, options and warrants to acquire PYR Energy common stock outstanding immediately prior to the consummation of the Merger will, upon consummation of the Merger, be converted into the right to receive a cash payment equal to the difference between $1.30 and the exercise price per share of the option or warrant, multiplied by the number of shares underlying each such option or warrant.
Furthermore, the holders of the Company’s 4.99% convertible promissory notes due May 24, 2009 have agreed to permit the Company to redeem the convertible notes promptly after Acquisition Corp. accepts and purchases shares of the Company’s common stock pursuant to the Offer. The convertible notes will be redeemed for a cash payment equal to the outstanding principal of and accrued interest on the convertible notes through the date immediately preceding the redemption date. The holders of the convertible notes have also agreed to not convert the convertible notes into shares of common stock or transfer or sell the convertible notes prior to the redemption date. A copy of the Note Redemption Agreement is attached hereto as Exhibit 10.2.
The Merger Agreement contains customary representations and warranties between the Company, on the one hand, and Samson and Acquisition Corp., on the other hand. In addition, the parties also have agreed to certain customary covenants and agreements specified in the Merger Agreement. The Merger is conditioned upon the following: that (i) if required by applicable law, the Merger Agreement has been approved and adopted by the stockholders of PYR Energy; (ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and (iii) Acquisition Corp. has purchased shares of common stock pursuant to the Offer.
The Merger Agreement contains certain termination rights for both the Company, on the one hand, and Samson and Acquisition Corp., on the other hand. The Merger Agreement provides that, following termination of the Merger Agreement under specified circumstances, the Company may be required to pay Samson a termination fee of $3,000,000.

Samson and Acquisition Corp. have agreed to file an amendment to their Schedule TO and mail revised offering materials to PYR Energy stockholders reflecting the revised terms of the Offer within five (5) business days of the date of the Merger Agreement. The Company has agreed to file an amendment to its Schedule 14D-9 within five (5) business days of the date of the Merger Agreement to provide its recommendation to PYR Energy stockholders that they tender their shares into the Offer. In addition, the Company has agreed to instruct its attorneys to file a motion to stay the litigation currently pending between the Company and Samson.
The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this current report and is incorporated by reference into this current report. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this current report by reference.
The description of the Amendment to the Rights Agreement described below in Item 3.03 of this current report is hereby incorporated by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information disclosed in Item 1.01 above regarding the convertible notes is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.
The Company and U.S. Stock Transfer Corporation (“U.S. Stock Transfer”) entered into an Amendment to Rights Agreement, dated April 23, 2007 (the “Amendment”) to amend the Rights Agreement, dated as of January 31, 2007, by and between the Company and U.S. Stock Transfer, as rights agent (the “Rights Agreement”). The Amendment renders the rights issued pursuant to the Rights Agreement inapplicable to the Offer, the Merger and the Merger Agreement (each as defined in Item 1.01 above).
The description contained in this Item 3.03 of certain terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference into this current report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2007, the Company entered into Change of Control Severance Agreements, as amended by Amendment No.1 to the Change of Control Severance Agreements dated April 23, 2007, with all of its employees including its executive officers who consist of Kenneth Berry, Chief Executive Officer, Jane Richards, Chief Financial Officer, and Tucker Franciscus, Vice President of Strategic Development. The Change of Control Severance Agreements provide that in the event Mr. Berry, Ms. Richards or Mr. Franciscus is terminated following a change of control other than for cause or is involuntarily terminated, he or she will receive as severance 45.83333%, 29.16666% or 29.16666% of his or her annual salary, respectively, and nine months of health, dental and life insurance coverage following such termination.

Additionally, upon the closing of the Merger, so long as the applicable employee has not voluntarily terminated his or her employment or the employee is not terminated for cause prior to such time, the employee shall receive, immediately prior to the closing of the Merger, a cash payment from the Company equal to a portion of accrued earnings from an overriding royalty interest in one of the Company’s oil and gas properties plus an assignment of a portion of an overriding royalty interest in the same oil and gas property.
The foregoing description of the Change of Control Severance Agreement and Amendment No.1 to the Change of Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Change of Control Severance Agreement and form of Amendment No. 1 to the Change of Control Severance Agreement, which are attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated into this current report by reference.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

4.1	Amendment to Rights Agreement, dated April 23, 2007

10.1	Agreement and Plan of Merger, dated April 23, 2007, by and among PYR Energy Corporation, Samson Investment Company and Samson Acquisition Corp.

10.2	Note Redemption Agreement, dated April 23, 2007, by and among PYR Energy Corporation, Samson Investment Company and the holders of the convertible notes named therein.

10.3	Form of Change of Control Severance Agreement, dated April 20, 2007

10.4	Form of Amendment No.1 to Change of Control Severance Agreement, dated April 23, 2007

99.1	Joint Press Release, dated April 23, 2007, announcing the entry into a definitive merger agreement
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2007	PYR ENERGY CORPORATION
	By:	/s/ Kenneth R. Berry, Jr.
Kenneth R. Berry, Jr.
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment to Rights Agreement, dated April 23, 2007

10.1	Agreement and Plan of Merger, dated April 23, 2007, by and among PYR Energy Corporation, Samson Investment Company and Samson Acquisition Corp.

10.2	Note Redemption Agreement, dated April 23, 2007, by and among PYR Energy Corporation, Samson Investment Company and the holders of the convertible notes named therein.

10.3	Form of Change of Control Severance Agreement, dated April 20, 2007

10.4	Form of Amendment No.1 to Change of Control Severance Agreement, dated April 23, 2007

99.1	Joint Press Release, dated April 23, 2007, announcing entry into a definitive merger agreement